Exhibit 10.1

ADMINISTRATIVE SERVICES AGREEMENT

by and between

GULFPORT ENERGY CORPORATION

AND

BRONCO DRILLING COMPANY, L.L.C.

dated as of

April 1, 2005

EXHIBIT A                SERVICES

i

ADMINISTRATIVE SERVICES AGREEMENT

This ADMINISTRATIVE SERVICES AGREEMENT (the “Agreement”) is entered into as of the 1st day of April, 2005 by and between Gulfport Energy Corporation, a Delaware corporation (the “Service Provider”), and Bronco Drilling Company, L.L.C., an Oklahoma limited liability company (“Bronco”).

WHEREAS, Bronco intends to consummate an initial public offering (“IPO”);

WHEREAS, Bronco, an affiliate of the Service Provider, receives certain administrative and support services from Service Provider; and

WHEREAS, in order to effect an orderly transition by Bronco to a separate, stand-alone entity following the IPO, Bronco desires Service Provider to provide the services described herein.

NOW, THEREFORE, in consideration of the premises and the agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

SERVICES

SECTION 1.1 Services. Subject to the terms and conditions of this Agreement, Service Provider, acting through its and/or its Affiliates’ (defined below) respective employees, agents, contractors or independent third parties, agrees to provide or cause to be provided to Bronco and its subsidiaries the services set forth on Exhibit A hereto (including any additional services provided pursuant to Section 1.3, all of such services collectively referred to herein as the “Services”). Bronco acknowledges and agrees that, except as may be expressly set forth herein as a Service (including an additional Service to be provided pursuant to Section 1.3 below), Service Provider shall not be obligated to provide, or cause to be provided, any service or goods to Bronco. An “Affiliate” of any person means another person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person. For this purpose “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the person controlled, whether through ownership of voting securities, by contract or otherwise. Notwithstanding anything herein to the contrary, Service Provider or any of its majority owned subsidiaries, if any, shall not be deemed an Affiliate of Bronco, and Bronco or any of its majority owned subsidiaries, if any, shall not be deemed an Affiliate of Service Provider.

SECTION 1.2 Service Coordinators. Each party will nominate a representative to act as the primary contact with respect to the provision of the Services as contemplated by this Agreement (the “Service Coordinators”). The initial Service Coordinators shall be Michael G. Moore for Service Provider and Zachary M. Graves for Bronco. Unless Service Provider and Bronco otherwise agree, Service Provider and Bronco agree that all notices and communications relating to this Agreement other than those day to day communications and billings relating to the actual provision of the Services shall be directed to the Service Coordinators in accordance with Section 7.2 hereof.

SECTION 1.3 Additional Services. Subject to any limitations set forth in this Agreement and Exhibit A hereto, Bronco may request additional Services from Service Provider by providing written notice. Upon the mutual written agreement as to the nature, cost, duration and scope of such additional Services, Service Provider and Bronco shall supplement in writing Exhibit A to include such additional Services. In accordance with Section 3.2, the parties hereto may discontinue one or more Services hereunder.

SECTION 1.4 Employees, Standard of Performance and Legal Compliance.

(a) Service Provider shall cause its employees (“Employees”) to devote such time and effort to the business of Bronco as shall be reasonably necessary to perform the duties and services set forth in this Agreement; provided, however, that the Employees shall not be precluded from engaging in other business activities. The Employees shall not receive any additional compensation from Bronco for holding any office or serving as an officer of Bronco. All duties and services of the Employees shall be rendered at the offices of Service Provider subject to reasonable travel requirements. Unless otherwise expressly provided for in this Agreement, all matters pertaining to the employment of the Employees are the sole responsibility of Service Provider, which shall in all respects be the employer of such Employees. At no time shall the employees, agents and consultants of Service Provider, any independent contractors engaged by Service Provider and/or the employees of any such independent contractors be considered employees of Bronco. This Agreement is not one of agency between Service Provider and Bronco, but one with Service Provider engaged independently in the business of providing services as an independent contractor. All employment arrangements are therefore solely Service Provider’s concern, and Bronco shall not have any liability with respect thereto except as otherwise expressly set forth herein.

(b) The Services to be provided hereunder shall be performed with the same general degree of care as when performed within the Service Provider’s organization. In the event Service Provider fails to provide, or cause to be provided, the Services in accordance herewith, the sole and exclusive remedy of Bronco shall be to, at Bronco’s sole discretion, either (i) have the Service reperformed, or (ii) not pay for such Service, or if payment has already been made, receive a refund of the payment made for such defective service; provided that in the event Service Provider defaults in the manner described in Section 3.3, Bronco shall have the further rights set forth in Section 3.3.

(c) Service Provider further covenants and represents to Bronco that it shall comply in all material respect with all applicable laws, rules, regulations and requirements of any governmental body which may be applicable to the Services provided by Service Provider hereunder, including applicable rules and regulations of the Securities Exchange Commission. Service Provider shall obtain and maintain all material permits, approvals and licenses necessary or appropriate to perform its duties and obligations (including all Services) hereunder and shall at all times comply with the terms and conditions of such permits, approvals and licenses. Service Provider shall notify Bronco’s Service Coordinator immediately upon receipt of notice of (i) any material threatened or pending governmental orders, proceedings or lawsuit involving Bronco and (ii) any material violations relating to the use or maintenance of Bronco’s assets.

SECTION 1.5 Conflict with Laws. Notwithstanding any other provision hereof, Service Provider shall not be required to provide a Service to the extent the provision thereof would violate or contravene an applicable law. To the extent that the provision of any such Service would violate an applicable law, the parties agree to work together in good faith to provide such Service in a manner which would not violate any law.

ARTICLE II

SERVICE CHARGES

SECTION 2.1 Compensation. As compensation for the services to be performed and the expenses incurred by Service Provider under this Agreement during the term of this Agreement, Bronco shall pay Service Provider an annual administrative services fee of $413,984.40, subject to adjustment from time to time as provided in Sections 1.3 and 3.2 (the “Administrative Services Fee”). As compensation for the lease of 1,160 square feet of office space at 14313 North May Avenue, Suite 100, Bronco shall pay Service Provider an annual lease payment of $20,880 (the “Rent”). If the term of this Agreement is extended pursuant to Article III, Service Provider and Bronco shall agree on the terms of the Administrative Services Fee for such extension period.

SECTION 2.2 Payment. The Administrative Services Fee and the Rent shall be paid on the first of each month in equal monthly installments.

ARTICLE III

TERM AND DISCONTINUATION OF SERVICES

SECTION 3.1 Term. The term of this Agreement shall be effective as of the first date written above and shall continue in force until the earlier of (i) three (3) years from the date hereof or (ii) the termination of all Services in accordance with Section 3.3. Upon the expiration of the term, this Agreement shall continue on a month-to-month basis until canceled by either party upon thirty (30) days’ prior written notice. Any extension of this Agreement must be made by the parties in writing.

SECTION 3.2 Discontinuation of Services. Either party may, with the other party’s prior written consent (which consent shall not be unreasonably withheld), elect to discontinue any individual Service from time to time. In the event of any termination with respect to one or more, but less than all, of the Services, this Agreement shall continue in full force and effect with respect to any Services not terminated hereby. The parties shall amend Exhibit A to reflect the termination of any such Services and may by mutual agreement adjust the Administrative Services Fee.

SECTION 3.3 Termination. This Agreement may be terminated as follows: (i) Bronco may terminate this Agreement at any time upon not less than thirty (30) days written notice to Service Provider and (ii) either party may terminate this Agreement upon immediate written notice if the other party is in material breach or default with respect to any term or provision hereof and fails to cure the same within thirty (30) days of receipt of notice of said breach or default. Bronco’s right to terminate this Agreement as provided in this Section 3.3 and the rights set forth in Section 1.4(b) and Section 4.1 shall constitute Bronco’s sole and exclusive rights and remedies for a breach by Service Provider hereunder (including without limitation any breach caused by an Affiliate of Service Provider or other third party providing a Service hereunder). Upon termination of this Agreement by Bronco, Service Provider shall be entitled to immediate payment of any unpaid balance of the Administrative Services Fee pro rated through the date of termination.

ARTICLE IV

INDEMNIFICATION

SECTION 4.1 Indemnification of Bronco. Service Provider and its Affiliates and their respective officers, directors, employees or agents shall have no liability for any damages, losses, deficiencies, obligations, penalties, judgments, settlements, claims, payments, fines, interest costs and expenses (including the costs and expenses of any and all actions and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder) (“Losses”) to Bronco and its Affiliates and their respective officers, directors, employees or agents with respect to their furnishing any of the Services hereunder except for Losses arising out of or resulting from the gross negligence or willful misconduct of Service Provider occurring after the date hereof. Service Provider will indemnify, defend and hold harmless Bronco and its Affiliates and their respective officers, directors, employees or agents in respect of all such Losses arising out of or resulting from such gross negligence or willful misconduct.

SECTION 4.2 Indemnification of Service Provider. Bronco shall indemnify and hold harmless Service Provider and its Affiliates and their respective officers, directors, employees or agents in respect of all Losses arising out of or resulting from Service Provider’ furnishing or failing to furnish the Services provided for in this Agreement, other than Losses arising out of or resulting from the gross negligence or willful misconduct of Service Provider or its Affiliates and their respective officers, directors, employees or agents.

ARTICLE V

CONFIDENTIALITY

SECTION 5.1 Confidentiality. Service Provider and Bronco shall hold and shall each cause their respective officers, employees, agents, consultants and advisors to hold, in strict confidence and not to disclose or release without the prior written consent of the other party, any and all Confidential Information (as defined herein); provided, that the parties may disclose, or may permit disclosure of, Confidential Information (1) to their respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such information and are informed of their obligation to hold such information confidential to the same extent as is applicable to the parties hereto and in respect of whose failure to comply with such obligations, Service Provider or Bronco, as the case may be, will be responsible or (2) to the extent any member of the Service Provider or the Bronco is compelled to disclose any such Confidential Information by judicial or administrative process or, in the opinion of legal counsel, by other requirements of law. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause (2) above, Service Provider or Bronco, as the case may be, shall promptly notify the other of the existence of such request or demand and shall provide the other a reasonable opportunity to seek an appropriate protective order or other remedy, which both parties will cooperate in seeking to obtain. In the event that such appropriate protective order or other remedy is not obtained, the party whose Confidential Information is required to be disclosed shall or shall cause the other party to furnish, or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed. As used in this Section 5.1, “Confidential Information” shall mean all proprietary, technical or operational information, data or material of one party which, prior to or following the closing date of the IPO, has been disclosed by Service Provider or its representatives, on the one hand, or Bronco or its representatives, on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other (except to the extent that such Information can be shown to have been (a) in the public domain through no fault of such party or (b) later lawfully acquired from other sources by the party to which it was furnished; provided, however, in the case of (b) that such sources did not provide such information in breach of any confidentiality obligations).

ARTICLE VI

FORCE MAJEURE

SECTION 6.1 Performance Excused. Continued performance of a Service may be suspended immediately to the extent caused by any event or condition beyond the reasonable control of the party suspending such performance including acts of God, fire, labor or trade disturbance, war, civil commotion, compliance in good faith with any law, unavailability of materials or other event or condition whether similar or dissimilar to the foregoing (a “Force Majeure Event”).

SECTION 6.2 Notice. The party claiming suspension due to a Force Majeure Event will give prompt notice to the other of the occurrence of the Force Majeure Event giving rise to the suspension and of its nature and anticipated duration.

SECTION 6.3 Cooperation. The parties shall cooperate with each other to find alternative means and methods for the provision of the suspended Service.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

SECTION 7.1 Bronco Representations and Warranties. Bronco represents and warrants to Service Provider that as of the date of this Agreement:

(a) Bronco is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Oklahoma and has full limited liability company power to execute, deliver, and perform this Agreement.

(b) The execution, delivery, and performance of this Agreement have been duly authorized by all necessary limited liability company action on the part of Bronco and do not contravene any provision of law or of Bronco’s constitutional documents or any contractual restriction of any material agreement binding on Bronco or its assets.

(c) All consents, authorizations and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery, and performance of this Agreement have been obtained and are in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority is required in connection with the execution, delivery, or performance of this Agreement.

(d) This Agreement constitutes the legal, valid, and binding obligation of Bronco enforceable against Bronco in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

SECTION 7.2 Service Provider Representations and Warranties. Service Provider represents and warrants to Bronco that as of the date of this Agreement:

(a) Service Provider is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power to execute, deliver, and perform this Agreement.

(b) The execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Service Provider and do not contravene any provision of law or of Service Provider’s constitutional documents or any contractual restriction of any material agreement binding on Service Provider or its assets.

(c) All consents, authorizations and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery, and performance of this Agreement have been obtained and are in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority is required in connection with the execution, delivery, or performance of this Agreement.

(d) This Agreement constitutes the legal, valid, and binding obligation of Service Provider enforceable against Service Provider in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1 Construction Rules. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, unless otherwise provided to the contrary, (i) all references to days or months shall be deemed references to calendar days or months and (ii) any reference to a “Section,” “Article” or “Exhibit” shall be deemed to refer to a section or article of this Agreement or an exhibit to this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive.

SECTION 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (i) a transmitter’s confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery of a standard overnight courier or when delivered by hand or (iii) the expiration of five business days after the date mailed by certified or registered mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

If to Service Provider, to:

Gulfport Energy Corporation

Attention: Chief Financial Officer

14313 N. May Avenue, Suite 100

Oklahoma City, Oklahoma 73134

Facsimile: 405-848-8816

If to Bronco, to:

Bronco Drilling Company, L.L.C.

Attention: Chief Financial Officer

14313 N. May Avenue, Suite 100

Oklahoma City, Oklahoma 73134

Facsimile: 405-848-8816

SECTION 8.3 Assignment, Binding Effect. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or delegated by Bronco or Service Provider (whether by operation of law or otherwise) without the prior written consent of the other party; provided however that the foregoing shall in no way restrict the performance of a Service by an Affiliate of Service Provider or a third party as otherwise allowed hereunder.

SECTION 8.4 No Third Party Beneficiaries. Except as specifically set forth herein, nothing in this Agreement is intended to or shall confer upon any Person (other than Bronco and Service Provider providing Services hereunder) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (except as so specified) shall be deemed a third-party beneficiary under or by reason of this Agreement.

SECTION 8.5 Amendment. No amendments, additions to, alterations, modifications or waivers of all or any part of this Agreement shall be of any effect, whether by course of dealing or otherwise, unless explicitly set forth in writing and executed by both parties hereto. If the provisions of this Agreement and the provisions of any purchase order or order acknowledgment written in connection with this Agreement conflict, the provisions of this Agreement shall prevail.

SECTION 8.6 Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The failure of any party to require performance of any provision of this Agreement shall not affect any parties right to full performance thereof at any time thereafter.

SECTION 8.7 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of Bronco and Service Provider that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective.

SECTION 8.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement binding on Bronco and Service Provider.

SECTION 8.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma without giving effect to the conflicts of law principles thereof.

SECTION 8.10 Jurisdiction and Waiver of Jury Trail. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement must only be brought in any federal court located in the State of Oklahoma or any Oklahoma state court, and each party consents to the non-exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 8.10.

SECTION 8.11 Relationship of Parties. This Agreement does not create a fiduciary relationship, partnership, joint venture or relationship of trust or agency between the parties.

SECTION 8.12 Further Assurances. From time to time, each party agrees to execute and deliver such additional documents, and will provide such additional information and assistance as any party may reasonably require to carry out the terms of this Agreement.

SECTION 8.13 Regulations. All employees of Service Provider and its Affiliates shall, when on the property of Bronco, conform to the rules and regulations of Bronco concerning safety, health and security which are made known to such employees in advance in writing.

SECTION 8.14 Survival. The parties agree that Articles IV and V will survive the termination of this Agreement and that any such termination shall not affect any obligation for the payment of Services rendered prior to termination.

SECTION 8.15 LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL OR EQUITABLE THEORY, WHETHER IN TORT, CONTRACT, STRICT LIABILITY OR OTHERWISE, SHALL EITHER PARTY HERETO OR ITS AFFILIATES OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE TO THE OTHER PARTY HERETO OR TO ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY NATURE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE SERVICES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST MARKETING, LOST PROFITS, LOSS OF GOODWILL, LOSS OF DATA OR WORK STOPPAGE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY HAS BEEN ADVISED OF OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. SERVICE PROVIDER’S LIABILITY HEREUNDER SHALL BE LIMITED TO THE AMOUNT OF FEES IT RECEIVED HEREUNDER FROM BRONCO.

SECTION 8.16 DISCLAIMER. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES PROVIDED IN THIS AGREEMENT, SERVICE PROVIDER MAKES NO OTHER WARRANTY, EITHER EXPRESS OR IMPLIED, WRITTEN, OR ORAL REGARDING THE SERVICES PROVIDED HEREUNDER INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, TITLE, CUSTOM, TRADE AND QUIET ENJOYMENT.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GULFPORT ENERGY CORPORATION

By:	/s/ Mike Liddell
Mike Liddell
Chief Executive Officer

BRONCO DRILLING COMPANY, L.L.C.

By:	WEXFORD CAPITAL, LLC

its Manager

By:	/s/ Paul Jacobi
Name:	Paul Jacobi
Title:	Vice President

EXHIBIT A

SERVICES

Gulfport personnel will provide consulting and administrative services including, but not limited to, payroll and other human resources administration, accounts payable, treasury services including bank reconciliations, risk management consulting, administrative assistance, legal services, security and management information and computer processing systems.

EXHIBIT A-1